                                                                    Exhibit 4.05




                     FORM OF HOUSEHOLD INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                        $4.30 Cumulative Preferred Stock
                              (Without Par Value)


     HOUSEHOLD INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, and in accordance with Section 141(c) of the General Corporation Law of the State of Delaware.

     1. The Board of Directors has on May 13, 1998 adopted the following resolution:

     "RESOLVED, that the issue of a series of Preferred Stock of the Corporation is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

                        $4.30 Cumulative Preferred Stock

          (1) Number of Shares and Designation. 836,585 shares of Preferred Stock, without par value of the Corporation are hereby constituted as a series of Preferred Stock, without par value and designated as $4.30 Cumulative Preferred Stock (hereinafter called the "$4.30 Preferred Stock").

          (2) Dividends. The holders of shares of the $4.30 Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable semi-annually in arrears, when and as declared by the Board of Directors of the Corporation, on the last day of March and September in each year to holders of record, in each case, on the last business day of the calendar month next preceding the dividend payment date (and the semi-annual dividend periods shall commence on the first day following each dividend payment date and end on the next succeeding dividend payment date).

          Dividends on the $4.30 Preferred Stock for semi-annual dividend periods will be payable at the rate of $4.30 per annum from the date of original issue. The amount of dividends payable on each share of $4.30 Preferred Stock for each full semi-annual dividend period shall be computed by dividing the dividend rate by two and applying the dividend rate to each outstanding share.

          (3) Liquidation Preference. The amount to which shares of $4.30 Preferred Stock shall be entitled upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be $100.00 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for payment, whether or not earned or declared, and no more. Such amount to be set apart from holders or paid to holders out of the assets of the Corporation before any distribution is made to or set apart for holders of the Corporation's Common Stock.

          (4) Redemption. (a) The shares of the $4.30 Preferred Stock shall be subject to redemption in whole or in part at the option of the Corporation, by vote of the Board of Directors, at $100.00 per share, plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, whether or not earned or declared, and no more. If less than all of the outstanding shares of $4.30 Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

               (b) At least 30 days prior to the date fixed for the redemption of shares of the $4.30 Preferred Stock, a written notice shall be mailed to each holder of record of shares of $4.30 Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares stating the date fixed for redemption thereof (the "redemption date"), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption.

               (c) On or after the redemption date each holder of shares of $4.30 Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

               (d) In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (e) From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of $4.30 Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

               (f) At its election, prior to the redemption date, the Corporation may deposit the redemption price of the shares of $4.30 Preferred Stock called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $1,000,000) in the City of Chicago, Illinois or in the Borough of Manhattan, City and State of New York or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such redemption notice shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of $4.30 Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company.

               (g) Any moneys so deposited which shall remain unclaimed by the holders of such $4.30 Preferred Stock at the end of six years after the redemption date shall be returned by such bank or trust company to the Corporation after which the holders of the $4.30 Preferred Stock shall have no further interest in such moneys.

          (5) Shares to be Retired. All shares of $4.30 Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of the class of Preferred Stock without par value, without designation as to series, and may thereafter be issued, but not as shares of $4.30 Preferred Stock.

          (6) Conversion or Exchange. The holders of shares of $4.30 Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other series of any class or classes of capital stock (or any other security) of the Corporation.

          (7) Voting Rights. (a) Each holder of $4.30 Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise herein or by law provided, the $4.30 Preferred Stock, the Common Stock of the Corporation, and any other capital stock of the Corporation at the time entitled thereto, shall vote together as one class, except that while the holders of $4.30 Preferred Stock, voting as a class, are entitled to elect two directors as hereinafter provided, they shall not be entitled to participate with the Common Stock (or any other capital stock as stated above) in the election of any other directors.

               (b) In case at any time three or more full semi-annual dividends (whether consecutive or not) on the $4.30 Preferred Stock shall be in arrears, then during the period (the "Class Voting Period") commencing with such time and ending with the time when all arrears in dividends on the $4.30 Preferred Stock shall have been paid and the full dividend on the $4.30 Preferred Stock for the then current semi-annual dividend period shall have been declared and paid or set aside for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of $4.30 Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of $4.30 Preferred Stock entitling the holder thereof to one vote.

               (c) Any director who shall have been elected by holders of $4.30 Preferred Stock or by any director so elected as herein contemplated, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of $4.30

     Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Class Voting Period by the holders of $4.30 Preferred Stock present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of $4.30 Preferred Stock or elected by a director as provided for in this sentence shall be elected by the remaining director previously elected by the holders of $4.30 Preferred Stock. At the end of the Class Voting Period the holders of $4.30 Preferred Stock shall be automatically divested of all voting power vested in them under this resolution but subject always to the subsequent vesting hereunder of voting power in the holders of $4.30 Preferred Stock in the event of any similar default or defaults thereafter.

          (8) Ranking. The $4.30 Preferred Stock shall rank on a parity with the Corporation's 8-1/4% Cumulative Preferred Stock, Series 1992-A, 7.35% Cumulative Preferred Stock, Series 1993-A, $4.50 Cumulative Preferred Stock and 5% Cumulative Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock and Series A Junior Participating Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary, and prior to any other series of stock authorized to be issued by the Corporation which ranks junior to the Corporation's 8-1/4% Cumulative Preferred Stock, Series 1992-A, 7.35% Cumulative Preferred Stock, Series 1993-A, $4.50 Cumulative Preferred Stock and 5% Cumulative Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up, whether voluntary or involuntary.

         (9) Amendment. While any of the $4.30 Preferred Stock is outstanding the Corporation shall not alter or change the preferences, special rights or powers of the $4.30 Preferred Stock so as to adversely affect the $4.30 Preferred Stock without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $4.30 Preferred Stock then outstanding.

     "FURTHER RESOLVED, that the Chairman, President, or any Vice President, together with the Secretary or an Assistant Secretary, of the Corporation are hereby authorized and directed to execute, acknowledge, file with the Delaware Secretary of State, and record in New Castle County, Delaware, a Certificate of Designation, Preferences and Rights of the $4.30 Preferred Stock when such officers of the Corporation shall in their sole discretion consider such action to be necessary or advisable; and

     "FURTHER RESOLVED, that the form of certificates for the $4.30 Preferred Stock which form of certificate has been presented to this meeting, and a copy of which the Secretary or an Assistant Secretary is instructed to mark for identification and file with the corporate records, is hereby approved, the facsimile signatures of the officers of the Corporation contained on the certificates are adopted as the valid and binding signatures of the officers so signing, and the proper corporate officers are authorized on behalf of and under the corporate seal of the Corporation to execute and deliver the said certificates in substantially the form presented with such changes therein as may be approved by the officers executing the same, execution thereof to be conclusive evidence of such approval; and

     "FURTHER RESOLVED, that application be made to the New York Stock Exchange, Inc. (the "Exchange") for listing of the $4.30 Preferred Stock upon official notice of issuance of the $4.30 Preferred Stock and that Messrs. J. W. Blenke,
P. R. Shay and P. D. Schwartz or any counsel designated by any of the foregoing individuals, be and each hereby are authorized and designated by the Corporation to appear before the Exchange in furtherance of the listing of said $4.30 Preferred Stock, including authority to file or make any such changes in the said applications or any agreements relevant thereto and to execute any and all documents on behalf of the Corporation as may be necessary or desirable to conform with the requirements for listing; and

     "FURTHER RESOLVED, that the officers of the Corporation, or any counsel designated thereby, are hereby severally authorized to execute on behalf of the Corporation and file with appropriate authorities such applications, statements, certificates, consents, and other documents as may be necessary for the registration or qualification of the $4.30 Preferred Stock under the securities laws of the states of the United States in which such securities are required to be registered or qualified, and any actions having previously been taken are hereby authorized, approved and ratified; and

     "FURTHER RESOLVED, that Harris Trust and Savings Bank ("Harris Bank") is hereby appointed as transfer agent and registrar for the $4.30 Preferred Stock upon such terms as the officers of the Corporation consider necessary or advisable; and

     "FURTHER RESOLVED, that for the purpose of the original issue of the shares of $4.30 Preferred Stock, Harris Bank, as the Corporation's transfer agent and registrar, is authorized and directed to issue and is authorized to register and deliver certificates representing an aggregate of up to 836,585 shares of $4.30 Preferred Stock of the Corporation all in accordance with instructions from the officers of the Corporation; and

     "FURTHER RESOLVED, that the $4.30 Preferred Stock shall be without par value; and

     "FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to take and cause to be taken all action necessary or desirable to carry out the terms, implications and intent of these resolutions, and to consummate the transactions contemplated therein."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by David A. Schoenholz, Executive Vice President and Chief Financial Officer of the Corporation, and attested by Patrick D. Schwartz, Associate General Counsel and Assistant Secretary, this ____ day of ___________________, 1998.

                              HOUSEHOLD INTERNATIONAL, INC.


                              By:  __________________________
                                   David A. Schoenholz
                                   Executive Vice President-
                                   Chief Financial Officer
Attest:


_____________________________
Patrick D. Schwartz
Associate General Counsel and
Assistant Secretary